UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2008

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Conner Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Amended Employment Agreement—Brian Jones

On May 29, 2008, pursuant to authorization from the compensation committee, Nexstar Broadcasting Group, Inc. (the “Company”) entered into an amendment and restatement of the Executive Employment Agreement by and between the Company and Brian Jones, who will serve as Executive Vice President and Co-Chief Operating Officer (the “Jones Employment Agreement”) effective on and as of June 1, 2008. The initial term of the Jones Employment Agreement ends May 31, 2013, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

Mr. Jones will receive an annual base salary as set forth below (the “Base Salary”).

Period	Base Salary
From June 1, 2008 through May 31, 2009	$340,000
From June 1, 2009 through May 31, 2010	$350,000
From June 1, 2010 through May 31, 2011	$360,000
From June 1, 2011 through May 31, 2012	$370,000
After June 1, 2012	$380,000

In addition, Mr. Jones will be eligible to receive an annual bonus in the amounts and on the dates set forth below based on, among other things, whether the Company achieved the budgeted revenue and profit goals established for such fiscal year.

After the 2008 fiscal year	$170,000
After the 2009 fiscal year	$175,000
After the 2010 fiscal year	$180,000
After the 2011 fiscal year	$185,000
After the 2012 fiscal year	$190,000

The Jones Employment Agreement provides that the amount of compensation payable to Mr. Jones in the event of termination of his employment upon (i) certain specified change of control transactions, (ii) termination by the Company other than for “cause” (as defined in the Jones Employment Agreement) or (iii) termination by Mr. Jones with “good reason” (as defined in the Jones Employment Agreement) will be equal to the Base Salary which would otherwise be due Mr. Jones for a period of one year after the date of such termination, in addition to all accrued and unpaid Base Salary due Mr. Jones and an amount in respect of all accrued but unutilized vacation time as of such date. In addition, the Company will also continue to provide coverage under any medical insurance plan available in which Mr. Jones was a participant at the time of termination.

Under the Jones Employment Agreement, Mr. Jones will not be allowed to compete with the Company and its business during his employment with the Company or for a one-year period thereafter.

Entry into Amended Employment Agreement—Timothy A. Busch

On May 30, 2008, pursuant to authorization from the compensation committee, the Company entered into an amendment and restatement of the Executive Employment Agreement by and between the Company and Timothy A. Busch, who will serve as Executive Vice President and Co-Chief Operating Officer (the “Busch Employment Agreement”) effective on and as of June 1, 2008. The term of the Busch Employment Agreement ends May 31, 2013, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

Mr. Busch will receive an annual Base Salary as set forth below.

Period	Base Salary
From June 1, 2008 through May 31, 2009	$340,000
From June 1, 2009 through May 31, 2010	$350,000
From June 1, 2010 through May 31, 2011	$360,000
From June 1, 2011 through May 31, 2012	$370,000
After June 1, 2012	$380,000

In addition, Mr. Busch will be eligible to receive an annual bonus in the amounts and on the dates set forth below based on, among other things, whether the Company achieved the budgeted revenue and profit goals established for such fiscal year.

After the 2008 fiscal year	$170,000
After the 2009 fiscal year	$175,000
After the 2010 fiscal year	$180,000
After the 2011 fiscal year	$185,000
After the 2012 fiscal year	$190,000

The Busch Employment Agreement provides that the amount of compensation payable to Mr. Busch in the event of termination of his employment upon (i) certain specified change of control transactions, (ii) termination by the Company other than for “cause” (as defined in the Busch Employment Agreement) or (iii) termination by Mr. Busch with “good reason” (as defined in the Busch Employment Agreement) will be equal to the Base Salary which would otherwise be due Mr. Busch for a period of one year after the date of such termination, in addition to all accrued and unpaid Base Salary due Mr. Busch and an amount in respect of all accrued but unutilized vacation time as of such date. In addition, the Company will also continue to provide coverage under any medical insurance plan available in which Mr. Busch was a participant at the time of termination.

Under the Busch Employment Agreement, Mr. Busch will not be allowed to compete with the Company and its business during his employment with the Company or for a one-year period thereafter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference because amendments were made to agreements with the co-chief operating officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.
Dated: June 5, 2008
	By:	/s/ Matthew E. Devine
		Name:	Matthew E. Devine
		Title:	Chief Financial Officer